Exhibit 4.13

QUALIGEN THERAPEUTICS, INC.

WARRANT TO PURCHASE COMMON STOCK

_____, 2020

The book-entry for this uncertificated Warrant evidences that, for good and valuable consideration received, __________ or any person to whom this Warrant may be transferred (in compliance with the assignment restrictions hereof) and who has become a registered holder of this Warrant (such holder (either the original holder or such transferee), the “Holder”) is entitled to subscribe for and purchase from Qualigen Therapeutics, Inc., a Delaware corporation (the “Company”), __________ fully paid and non-assessable shares of the Common Stock, $0.001 par value per share (“Common Stock”), of the Company, at a Warrant exercise price of $0.7195 per share (the “Exercise Price”).

This Warrant is the Warrant issued to the Holder in exchange for the corresponding “Series C Preferred Stock Warrant” which had been issued on _______, 20__ by Qualigen, Inc. and which corresponding “Series C Preferred Stock Warrant” (as previously adjusted through the time of the merger) had been assumed by the Company pursuant to a May 22, 2020 merger involving Qualigen, Inc. By accepting this Warrant, the Holder acknowledges that such corresponding Qualigen, Inc. “Series C Preferred Stock Warrant” is no longer exercisable, and that such corresponding “Series C Preferred Stock Warrant” has instead been replaced by this Warrant.

This Warrant is fully vested and may be exercised in whole or in part at any time or from time to time until 5:00 p.m., San Diego, California time, on _______, 202_.

This Warrant is subject to the following provisions, terms and conditions.

1. Exercise. The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part, by written notice of exercise delivered to the Company at the principal office of the Company and upon payment to it by check of the aggregate Exercise Price for such shares. Because this Warrant is uncertificated, physical surrender of this Warrant is not required.

2. Issuance of Common Stock. The Company agrees that the shares of Common Stock purchased hereby shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been duly exercised and payment made for such shares as aforesaid. Book-entries for the shares of Common Stock so purchased shall be promptly made in favor of the holder hereof and in no event later than five (5) business days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new book-entry for a Warrant representing the number of shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised shall also be made in favor of the holder hereof within such time.

3. Covenants of Company. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock and Common Stock to provide for the exercise of the rights represented by this Warrant.

4. Antidilution Adjustments. The above provisions are, however, subject to the following:

(a) The Exercise Price shall be subject to adjustment from time to time as hereinafter provided. Subject to the provisions of Section 4(e) below, upon each adjustment of the Exercise Price, the holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant to this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

(b) In the event the outstanding shares of Common Stock shall be subdivided (split), or combined (reverse split), by reclassification or otherwise, or in the event of any dividend or other distribution payable on the Common Stock in shares of Common Stock, the applicable Exercise Price in effect immediately prior to such subdivision, combination, dividend or other distribution shall, concurrently with the effectiveness of such subdivision, combination, dividend or other distribution, be proportionately adjusted.

(c) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the Company’s assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for shares of Common Stock (such stock, securities or assets being hereinafter referred to as “substituted property”) with respect to or in exchange for such Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the holder hereof shall have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of this Warrant, such substituted property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of this Warrant had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the Exercise Price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be practicable, in relation to any substituted property thereafter purchasable and receivable upon the exercise of this Warrant.

(d) In the event the Company at any time after the date hereof makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than dividends or distributions described in Section 4(b) of this Warrant), then and in each such event thereafter, the holder of this Warrant upon the exercise thereof will be entitled to receive the number of shares of Common Stock purchased at the Exercise Price then in effect, and, in addition and without payment therefor, the amount of securities of the Company that such holder would have received had such holder exercised this Warrant on the date of such event.

(e) If at any time or from time to time the Company shall issue or sell any Additional Shares (as defined below) for an Effective Price (as defined below) per share less than the applicable Exercise Price of the Warrant then in effect, then and in each such case, the then applicable Exercise Price of the Warrant shall be reduced to an adjusted Exercise Price, as of the opening of business on the date of such issue or sale, equal to such Effective Price and the number of shares purchasable shall be adjusted as provided in Section 4(a) above.

“Additional Shares” shall mean any shares of Common Stock issued after the date of this Warrant, other than (i) shares of Common Stock issued upon exercise or conversion of options, warrants, preferred stock or other rights to acquire Common Stock outstanding as of the date of this Warrant; and (ii) options or warrants, including shares of Common Stock issued upon exercise thereof, or shares of Common Stock granted in the future to employees, directors or consultants of the Company pursuant to the Company’s stock option plan and other equity incentive plans now in effect or duly adopted in the future. “Effective Price” shall mean the price per share for Additional Shares, determined by dividing the total number of Additional Shares issued or sold, or deemed to have been issued or sold by the Company under Section 4(f), into the aggregate consideration received, or deemed to have been received by the Company for such issue or sale under such Section 4(f) for such Additional Shares.

(f) For the purpose of paragraph (e) above, the following provisions shall be applicable:

(i) If at any time on or after the date of this Warrant the Company shall issue or sell any evidences of indebtedness, shares of capital stock or other securities that are at any time, directly or indirectly, convertible into or exchangeable for Additional Shares (“Convertible Securities”), there shall be determined as of the date of issue the Effective Price per share for which Additional Shares are issuable upon the conversion or exchange thereof, such determination to be made by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the maximum number of Additional Shares issuable upon conversion or exchange of all of such Convertible Securities; and such issue or sale shall be deemed to be an issue or sale for cash (as of the date of issue or sale of such Convertible Securities) of such maximum number of Additional Shares at the price per share so determined.

If such Convertible Securities shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration, if any, payable to the Company, or in the rate of exchange, upon the conversion or exchange thereof the adjusted Exercise Price shall, forthwith upon any such increase becoming effective, be readjusted (but to no greater extent than originally adjusted) to reflect the same.

If any rights of conversion or exchange evidenced by such Convertible Securities shall expire without having been exercised, any adjusted Exercise Price shall forthwith be readjusted to be the adjusted Exercise Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares issued or sold were those actually issued upon the conversion or exchange of such Convertible Securities, and that they were issued or sold for the consideration actually received by the Company upon such conversion or exchange, plus the consideration, if any, actually received by the Company for the issue or sale of such Convertible Securities as were actually converted or exchanged.

(ii) If at any time on or after the date of this Warrant the Company shall grant any rights, warrants or options to subscribe for, purchase or otherwise acquire Additional Shares, there shall be determined as of the date of issue the Effective Price per share for which Additional Shares are issuable upon the exercise of such rights, warrants or options, such determination to be made by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, by (y) the maximum number of Additional Shares issuable upon the exercise of such rights or options; and the granting of such rights, warrants or options shall be deemed to be an issue or sale for cash (as of the date of the granting of such rights, warrants or options) of such maximum number of Additional Shares at the price per share so determined.

If such rights, warrants or options shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration payable to the Company upon the exercise thereof, the adjusted Exercise Price shall, forthwith upon any such increase becoming effective, be readjusted (but to no greater extent than originally adjusted) to reflect the same.

If any such rights, warrants or options shall expire without having been exercised, any adjusted Exercise Price shall forthwith be readjusted to be the adjusted Exercise Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares so issued or sold were those actually issued or sold upon the exercise of such rights, warrants or options and that they were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights, warrants or options, whether or not exercised.

(iii) If at any time on or after the date of this Warrant the Company shall grant any rights, warrants or options to subscribe for, purchase or otherwise acquire Convertible Securities, there shall be determined as of the date of issue the Effective Price per share for which Additional Shares are issuable upon the exercise of such rights, warrants or options for such Convertible Securities, such determination to be made by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights, warrants or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights, warrants or options, by (y) the maximum number of Additional Shares issuable upon the exercise of such rights, warrants or options; and the granting of such rights, warrants or options shall be deemed to be an issue or sale for cash (as of the date of the granting of such rights, warrants or options) of such maximum number of Additional Shares at the price per share so determined.

If such rights, warrants or options for Convertible Securities shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration payable to the Company upon the exercise thereof, any adjusted Exercise Price shall, forthwith upon any such increase becoming effective, be readjusted (but to no greater extent than originally adjusted) to reflect the same.

If any such rights, warrants or options for Convertible Securities shall expire without having been exercised, the adjusted Exercise Price shall forthwith be readjusted to be the adjusted Exercise Price which would have been in effect had an adjustment been made on the basis that the only Convertible Securities so issued or sold were those actually issued or sold upon the exercise of such rights, warrants or options and that they were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the granting of all such rights, warrants or options, whether or not exercised.

(iv) Upon any issuance or sale for a consideration other than cash, or a consideration part of which is other than cash, of any Additional Shares or Convertible Securities or any rights, warrants or options to subscribe for, purchase or otherwise acquire any Additional Shares or Convertible Securities, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Company’s Board of Directors. In case any Additional Shares or Convertible Securities or any rights, warrants or options to subscribe for, purchase or otherwise acquire any Additional Shares or Convertible Securities shall be issued or sold together with other stock or securities or other assets of the Company for a consideration that covers two or more thereof, the consideration for the issue or sale of such Additional Shares or Convertible Securities or such rights, warrants or options shall be deemed to be the portion of such consideration allocated thereto in good faith by the Company’s Board of Directors.

(v) Following each computation or readjustment of an adjusted Exercise Price as provided above in this Section 4, the new adjusted Exercise Price shall remain in effect until a further computation or readjustment thereof is required by this Section 4.

(g) Upon any adjustment of the Exercise Price, then and in each such case, the Company shall promptly give written notice thereof, by first-class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(h) In the event of any taking by the Company after the date hereof of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, any capital reorganization of the Company, any reclassification or re-capitalization of the Company’s capital stock, any consolidation or merger with or into another Company, any transfer of all or substantially all of the assets of the Company or any dissolution, liquidation or winding up of the Company, the Company shall endeavor to mail to the Warrant holder at least twenty (20) days prior to the date specified for the taking of a record, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or any of the other events listed above.

(i) No fractional shares of Common Stock shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which any holder would otherwise be entitled upon exercise of this Warrant, the Company shall pay cash equal to such fraction multiplied by the then effective Exercise Price.

5. Common Stock. As used herein, the term “Common Stock” shall mean and include the Company’s presently authorized shares of Common Stock and shall also include any capital stock of any class of the Company hereafter authorized that shall not be limited to fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that the shares purchasable pursuant to this Warrant shall include shares designated as Common Stock of the Company on the date of original issue of this Warrant or, in the case of any reorganization, reclassification, consolidation or merger provided for in Section 4(c) above, the stock, securities or assets provided for in such paragraph.

6. No Voting Rights. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.

7. Cashless Exercise of Warrant. At the option of the holder of this Warrant, this Warrant may be exercised by means of a “cashless exercise”, by delivering to the Company a written notice of cashless exercise of this Warrant, in which event the Company shall issue to the holder of this Warrant the number of Shares determined as follows:

X = Y {(A-B)/A}

where:

X = the number of Shares to be issued to the holder of this Warrant.

Y = the number of Shares with respect to which this Warrant is being exercised.

A = the Fair Market Value on the Exercise Date.

B = the Exercise Price.

Fair Market Value shall be determined (i) by reference to the current market price based upon the last sales price, or bid price if there was no sale, if the Common Stock is publicly traded or (ii) by the Board of Directors of the Company acting in good faith if the Common Stock is not publicly traded, of a single share of Common Stock, determined in each case as of the close of business on the date of exercise of the Warrant. All other provisions of the Warrant shall apply to any such cashless exercise of the Warrant pursuant to the terms of this Section 7. In the event this Warrant shall not have been exercised by the close of business on the expiration date of this Warrant, then it shall be deemed that the holder of this Warrant shall have exercised its right to exercise this Warrant on a cashless basis as set forth in this Section 7 as of the date of the expiration of this Warrant.

8. Miscellaneous.

(a) This Warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of the Assignment form (attached hereto) properly completed and endorsed. Each holder of this Warrant, by taking or holding the same, consents and agrees that the Company may treat the registered holder hereof as the owner for all purposes.

(b) This Warrant shall be governed by and construed in accordance with the laws of the State of Arizona.

FORM OF ASSIGNMENT
(to be signed only upon assignment)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________ this Warrant, and appoints the Secretary of the Company or other authorized officer to transfer this Warrant on the books of the Company with the full power of substitution in the premises.

Dated:___________________

In the presence of:

Signature:__________________________________
Note: The signature must conform in all respects to the name of the holder as written on the face of this Warrant without alteration, enlargement or any change whatsoever, and the signature must be guaranteed in the usual manner.

SUBSCRIPTION FORM

To be Executed by the Holder of this Warrant if such Holder

Desires to Exercise this Warrant in Whole or in Part:

To:	Qualigen Therapeutics, Inc. (the “Company”)

The undersigned ___________________

[Please insert Social Security or other identifying number of Subscriber:

_________________________]

hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder, ___________________ shares of the Common Stock provided for therein and tenders payment herewith to the order of the Company in the amount of $___________________, such payment being made as provided on the face of this Warrant.

The undersigned requests that book-entry positions for such shares of Common Stock be issued as follows:

Name:	________________________________________________

Address:	________________________________________________
________________________________________________

and, if such number of shares of Common Stock shall not be all the shares of Common Stock purchasable hereunder, that a new Warrant for the balance remaining of the shares of Common Stock purchasable under this Warrant be registered in the book-entry position of the undersigned.

Dated:_____________________________

Signature:__________________________________
Note: The signature must conform in all respects to the name of the holder as written on the face of this Warrant without alteration, enlargement or any change whatsoever.